EXHIBIT 23.1

Board of Directors
Drone Aviation Holding Corp.

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation of our report dated August 12, 2014 on our audit of the financial statements of Lighter Than Air Systems Corp. for the years ended December 31, 2012 and 2013 included in this Current Report on Form 8-K/A.

/s/Rosen Seymour Shapss Martin & Company LLP
Rosen Seymour Shapss Martin & Company LLP

New York, New York
August 13, 2014